SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2009

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As reported in Item 1.01 of the Current Report on Form 8-K filed on November 9, 2009, Sanders Morris Harris Group Inc. (the “Company”) entered into an Agreement dated as of November 8, 2009 (the “Agreement”), as amended on December 9, 2009, with Fletcher International, Ltd. (“Fletcher”). Pursuant to the terms of the Agreement, the Company agreed to sell and Fletcher agreed to purchase 1,071,429 shares (the “Shares”) of the Company’s common stock at a fixed price of $7.00 per share.  The gross proceeds from the sale will be $7,500,000, before deducting fees and expenses.

In connection with the Agreement, the Company also agreed to issue to Fletcher warrants (the “Warrant”) to acquire additional shares of common stock in an aggregate value of up to $7,500,000. The Warrant has an exercise price per share of $5.75, subject to certain adjustments. Fletcher has the right to exercise the Warrant on a cashless, net settlement basis.

The sale and purchase of the Shares closed on December 16, 2009.

The offering of the Shares and the Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-155455) of the Company (the “Registration Statement”), and the prospectus supplement dated December 11, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

Item 8.01 Other Events

A legal opinion related to the Registration Statement is filed herewith as Exhibit 5.1.

Item 9.01.   Financial Statements and Exhibits.

a.	Financial statements of business acquired

Not Applicable

b.	Pro forma financial information

Not Applicable

c.	Exhibits

5.1	Opinion of John T. Unger, Senior Vice President and General Counsel.

23.1	Consent of John T. Unger (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ George L. Ball
George L. Ball, Chief Executive Officer

Date: December 11, 2009